EXHIBIT 10.1.15
NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD AGREEMENT
2007 LONG-TERM INCENTIVE PLAN

This Agreement is dated the _____ day of _________, between ATWOOD OCEANICS, INC., (the “Company”) and ___________ (the “Participant”).

Recitals:
The Company has adopted a Shareholder approved 2007 Long-Term Incentive Plan (as amended, modified or restated from time to time, the “Plan”) which provides for grants of restricted stock awards of Common Stock to Non-Employee Directors of the Company, and the Participant is a Non-Employee Director of the Company.  Pursuant to said Plan, the Compensation Committee has approved and ratified the execution of this Agreement between the Company and the Participant.  All capitalized terms not defined herein shall have the meaning set forth in the Plan as in effect on the date hereof.

Agreement:
1.
The Company hereby awards to the Participant _________ shares of restricted Common Stock, equal in value to $60,000.00, the (“Restricted Stock Award”).  The number of shares of Common Stock included in the Restricted Stock Award is based upon the Fair Market Value of $________.

2.
The shares of Common Stock included in the Restricted Stock Award shall vest thirteen (13) months from the Date of Grant (the “Restriction Period”); provided, however, the Participant may elect to defer the delivery of shares of Common Stock included in the Restricted Stock Award pursuant to the Non-Employee Directors’ Deferred Compensation Plan.  During the Restriction Period, the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise disposed of the shares of Common Stock included in the Restricted Stock Award. If the Participant retires, dies, or resigns prior to the end of the Restriction Period, 100 percent vesting of the Restricted Stock Award shall occur and the Restriction Period shall terminate.

3.
During any Restriction Period, the Participant shall not have the rights of a shareholder with respect to the shares of Common Stock included in the Restricted Stock Award, including, but not by way of limitation, the right to vote such shares and to receive dividends and to purchase securities pursuant to that certain Rights Agreement by and between the Company and Continental Stock Transfer & Trust Company (as Rights Agent) dated October 18, 2002, as the same may be amended, modified or supplemented from time to time. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares included in the Restricted Stock Award with respect to which they were paid.

4.
If the outstanding shares of the Common Stock are changed into, or exchanged for, a different number or kind of shares or securities of the Company (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares or otherwise), or if the number of shares of Common Stock is increased through the payment of a stock dividend, or if rights or warrants to purchase securities of the Company are issued to holders of all outstanding Common Stock, an appropriate and proportionate adjustment (to be conclusively determined by the Board of Directors of the Company) shall be made in the shares of Common Stock included in the Restricted Stock Award.

5.
The Restricted Stock Award governed by this Agreement is subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall adversely affect the Participant’s rights under this Agreement or the Restricted Stock Award governed hereby.  A copy of the Plan in its present form is available for inspection during business hours by the Participant at the Company’s principal office.

6.
Upon lapse of the Restriction Period (and vesting) of the shares of Common Stock included in the Restricted Stock Award, the market value of the shares at the date vesting occurs will be included with all other compensation paid during the year for services performed and reported on Internal Revenue Service Form 1099.  The Participant will be responsible for payment of all income taxes assessable on the Restricted Stock Award.

7.
The Restricted Stock Award has been granted, executed and delivered the day and year first above written at Houston, Texas, and the interpretation, performance and enforcement on this Agreement shall be governed by the laws of the State of Texas, without regard to conflicts of laws.

ATWOOD OCEANICS, INC.                                                         PARTICIPANT

By:                                                      By:___________________________
Name:                                                                                                 Name:
Title: